Exhibit 99.1

Prospect Capital Announces June 2023 Financial Results and Declares Stable Monthly Dividends through October 2023 of $0.06 Per Common Share

NEW YORK, August 29, 2023 (GLOBE NEWSWIRE) – Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal quarter and year ended June 30, 2023.

FINANCIAL RESULTS

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2023	March 31, 2023	June 30, 2022

Net Investment Income (“NII”)	$112,779	$102,180	$89,969
Basic NII per Common Share(1)	$0.23	$0.21	$0.21
Interest as % of Total Investment Income	89.1%	92.1%	83.3%
Basic NII Coverage of Distributions to Common Shareholders	128%	117%	117%
Annualized Basic NII Return on Common NAV	10.0%	8.9%	8.0%

Net Income (Loss) Applicable to Common Shareholders	$(13,950)	$(108,947)	$(56,643)
Basic Net Income (Loss) per Common Share(2)	$(0.03)	$(0.27)	$(0.14)

Distributions to Common Shareholders	$72,490	$72,009	$70,672
Distributions per Common Share	$0.18	$0.18	$0.18

Since Oct 2017 Basic NII per Common Share(1)	$4.63	$4.40	$3.75
Since Oct 2017 Distributions per Common Share	$4.14	$3.96	$3.42
Since Oct 2017 Basic NII Less Distributions per Common Share	$0.49	$0.44	$0.33
Since Oct 2017 Basic NII Coverage of Distributions to Common Shareholders	112%	111%	110%

Net Asset Value (“NAV”) to Common Shareholders	$3,732,665	$3,799,294	$4,119,123
NAV per Common Share	$9.24	$9.48	$10.48

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$993,443	$954,187	$695,899

Net of Cash Debt to Equity Ratio(3)	48.8%	47.1%	56.8%
Net of Cash Asset Coverage of Debt Ratio(3)	304%	311%	275%

Unsecured Debt + Preferred Equity as % of Total Debt + Preferred Equity	74.8%	76.7%	75.7%
Unsecured or Non-Recourse Debt as % of Total Debt	100.0%	100.0%	100.0%

All amounts in $000’s except per share amounts	Year Ended	Year Ended
	June 30, 2023	June 30, 2022

NII	$420,929	$343,900
Basic NII per Common Share(1)	$0.89	$0.81

Net Income (Loss) Applicable to Common Shareholders	$(172,473)	$556,649
Basic Net Income (Loss) per Common Share(2)	$(0.43)	$1.43

Distributions to Common Shareholders	$287,241	$281,394
Distributions per Common Share	$0.72	$0.72

(1)Basic NII is calculated by dividing NII, less preferred dividends, by the weighted average number of common shares outstanding.
(2)Basic Net Income (Loss) is calculated by dividing Net Income (Loss) by the weighted average number of common shares outstanding.
(3)Including our preferred stock as equity.

CASH COMMON SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring distributions to common shareholders as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
September 2023	9/27/2023	10/19/2023	$0.0600
October 2023	10/27/2023	11/20/2023	$0.0600

These monthly cash distributions are the 73rd and 74th consecutive $0.06 per share distributions to common shareholders.

Prospect expects to declare November 2023, December 2023, and January 2024 distributions to common shareholders in November 2023.

Based on the declarations above, Prospect’s closing stock price of $6.01 at August 28, 2023 delivers to our common shareholders an annualized distribution yield of 12.0% and an annualized basic NII yield of 15.3%, representing 128% basic NII coverage of common distributions.

Taking into account past distributions and our current share count for declared distributions, since inception through our October 2023 declared distribution, Prospect will have distributed $20.40 per share to original common shareholders, representing 2.2 times June 2023 common NAV per share, aggregating over $4.01 billion in cumulative distributions to all common shareholders.

Since inception in 2004, Prospect has invested $20.2 billion across 418 investments, exiting 279 of these investments.

Since October 2017, our NII per common share has aggregated $4.63 while our common shareholder and preferred shareholder distributions per common share have aggregated $4.14, with our NII exceeding common and preferred distributions during this period by $0.49 per common share and representing 112% coverage.

Drivers focused on enhancing accretive NII per share growth include (1) our $2.05 billion targeted 6.50% perpetual preferred stock offerings (which could potentially be increased in capacity in an accretive fashion), (2) greater utilization of our cost efficient revolving floating rate credit facility, (3) increase of short-term Libor and SOFR rates based on Fed tightening to boost asset yields, and (4) increased primary and secondary originations of senior secured debt and selected equity investments targeting attractive risk-adjusted yields and total returns as we deploy dry powder from our underleveraged balance sheet.

Our senior management team and employees own over 27% of all common shares outstanding, over $1.0 billion of our common equity as measured at NAV.

CASH PREFERRED SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring monthly distributions to 5.50% preferred shareholders at an annual rate of 5.50% of the stated value of $25.00 per share, from the date of issuance or, if later, from the most recent dividend payment date (the first business day of the month, with no additional dividend accruing in October as a result), as follows:

Monthly Cash 5.50% Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
September 2023	9/20/2023	10/2/2023	$0.114583
October 2023	10/18/2023	11/1/2023	$0.114583
November 2023	11/15/2023	12/1/2023	$0.114583

Prospect is declaring monthly distributions to 6.50% preferred shareholders at an annual rate of 6.50% of the stated value of $25.00 per share, from the date of issuance or, if later, from the most recent dividend payment date (the first business day of the month, with no additional dividend accruing in October as a result), as follows:

Monthly Cash 6.50% Preferred Shareholder Distribution	Record Date	Payment Date	Monthly Amount ($ per share), before pro ration for partial periods
September 2023	9/20/2023	10/2/2023	$0.135417
October 2023	10/18/2023	11/1/2023	$0.135417
November 2023	11/15/2023	12/1/2023	$0.135417

Prospect is declaring our second quarterly distribution to Series A preferred shareholders at an annual rate of 5.35% of the stated value of $25.00 per share, from the date of issuance or, if later, from the most recent dividend payment date, as follows:

Quarterly Cash 5.35% Preferred Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
August 2023 - October 2023	10/18/2023	11/1/2023	$0.334375

PORTFOLIO UPDATE AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of	As of
	June 30, 2023	March 31, 2023	June 30, 2022

Total Investments (at fair value)	$7,724,931	$7,592,777	$7,602,510
Number of Portfolio Companies	130	127	129

First Lien Debt	56.5%	54.4%	49.9%
Second Lien Debt	16.4%	17.6%	19.4%
Subordinated Structured Notes	8.6%	9.2%	9.4%
Unsecured Debt	0.1%	0.2%	0.1%
Equity Investments	18.4%	18.6%	21.2%
Mix of Investments with Underlying Collateral Security	81.5%	81.2%	78.7%

Annualized Current Yield – All Investments	10.7%	10.9%	8.7%
Annualized Current Yield – Performing Interest Bearing Investments	13.3%	13.4%	11.1%

Top Industry Concentration(1)	18.6%	18.1%	18.3%
Retail Industry Concentration(1)	0.3%	0.4%	0.1%
Energy Industry Concentration(1)	1.6%	1.7%	1.7%
Hotels, Restaurants & Leisure Concentration(1)	0.3%	0.3%	0.3%

Non-Accrual Loans as % of Total Assets (2)	1.1%	0.2%	0.4%

Middle-Market Loan Portfolio Company Weighted Average EBITDA(3)	$113,071	$113,841	$110,764
Middle-Market Loan Portfolio Company Weighted Average Net Leverage Ratio(3)	5.2x	5.3x	5.3x

(1)Excluding our underlying industry-diversified structured credit portfolio.
(2)Calculated at fair value.

(3)For additional disclosure see “Middle-Market Loan Portfolio Company Weighted Average EBITDA and Net Leverage” at the end of this release.

During the September 2023 (to date), June 2023, and March 2023 quarters, investment originations and repayments were as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended	Quarter Ended
	September 30, 2023 (to date)	June 30, 2023	March 31, 2023

Total Originations	$53,156	$372,236	$91,698

Real Estate	58.9%	18.1%	30.4%
Middle-Market Lending	41.1%	69.0%	26.1%
Middle-Market Lending / Buyout	—%	10.2%	42.8%
Structured Notes	—%	2.7%	—%

Total Repayments and Sales	$58,744	$121,745	$113,997

Originations, Net of Repayments and Sales	$(5,588)	$250,491	$(22,299)

For additional disclosure see “Primary Origination Strategies” at the end of this release.

We have invested in subordinated structured notes benefiting from individual standalone financings non-recourse to Prospect, with our risk limited in each case to our net investment. At June 30, 2023 and March 31, 2023, our subordinated structured note portfolio at fair value consisted of the following:

All amounts in $000’s except per unit amounts	As of	As of
	June 30, 2023	March 31, 2023

Total Subordinated Structured Notes	$665,002	$698,423
Subordinated Structured Notes as % of Portfolio	8.6%	9.2%

# of Investments(2)	35	35

TTM Average Cash Yield(1)(2)	16.1%	15.6%
Annualized GAAP Yield on Fair Value(1)(2)	12.8%	13.8%

Cumulative Cash Distributions on Current Portfolio	$1,460,824	$1,425,330
% of Original Investment	112.7%	110.0%

# of Underlying Collateral Loans	1,613	1,644

(1)Calculation based on fair value.
(2)Excludes investments being redeemed.

To date we have exited 13 subordinated structured notes with an expected pooled average realized gross IRR of 13.7% and cash on cash multiple of 1.4 times.

CAPITAL AND LIQUIDITY

Our multi-year, long-term laddered and diversified historical funding profile has included a $1.93 billion revolving credit facility (with 53 lenders, an increase of 11 lenders including our prior September 2022 extension and related upsizing), program notes, institutional bonds, convertible bonds, listed preferred stock, and program preferred stock. We have retired multiple upcoming maturities and as of today we have no debt maturing in calendar year 2023. The combined amount of our balance sheet cash and undrawn revolving credit facility commitments is currently over $983 million.
On September 15, 2022, we completed an amendment and upsizing of our existing revolving credit facility (the “Facility”) for Prospect Capital Funding, extending the term 1.5 years. The Facility includes a revolving period that extends through September 15, 2026, followed by an additional one-year amortization period. Pricing for amounts drawn under the Facility is one-month SOFR plus 2.05%.
Our total unfunded eligible commitments to portfolio companies totals approximately $48 million, 0.6% of our total assets as of June 30, 2023.

	As of	As of	As of
All amounts in $000’s	June 30, 2023	March 31, 2023	June 30, 2022
Net of Cash Debt to Equity Ratio(1)	48.8%	47.1%	56.8%
% of Interest-Bearing Assets at Floating Rates	84.7%	83.1%	87.8%
% of Fixed Rate Debt & Preferred Equity	74.8%	76.7%	75.7%

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$993,443	$954,187	$695,899

Unencumbered Assets	$4,757,653	$5,100,511	$4,989,046
% of Total Assets	60.5%	66.2%	65.1%

(1)Including our preferred stock as equity.

The below table summarizes our June 2023 quarter term debt issuance and repurchase/repayment activity:

All amounts in $000’s	Principal	Coupon	Maturity
Debt Issuances
Prospect Capital InterNotes®	$4,534	5.50% - 6.50%	April 2026 – June 2043
Total Debt Issuances	$4,534

Debt Repurchases/Repayments
Prospect Capital InterNotes®	$1,893	2.25% - 6.63%	April 2026 – December 2051
Total Debt Repurchases/Repayments	$1,893

Net Debt Repurchases/Repayments	$2,641

We currently have five separate unsecured debt issuances aggregating over $1.2 billion outstanding, not including our program notes, with laddered maturities extending through October 2028. At June 30, 2023, $358.1 million of program notes were outstanding with laddered maturities through March 2052.
At June 30, 2023, our weighted average cost of unsecured debt financing was 4.07%, remaining constant from March 31, 2023, and a decrease of 0.28% from June 30, 2022.

On August 3, 2020 and October 3, 2020, we launched our $1.75 billion 5.50% perpetual preferred stock offering programs. On October 7, 2022, we amended our existing $1.75 billion in perpetual preferred stock offering programs to offer new 6.50% series of shares. On February 10, 2023, we upsized our existing $1.75 billion total offerings to $2.05 billion. Prospect expects to use the net proceeds from the offering programs to maintain and enhance balance sheet liquidity, including repaying our credit facility and purchasing high quality short-term debt instruments, and to make long-term investments in accordance with our investment objective. The preferred stock provides Prospect with a diversified source of accretive fixed-rate capital without creating maturity risk due to the perpetual term. To date we have issued approximately $1.5 billion of our 6.50% and 5.50% perpetual preferred stock programs (including $112 million in the June 2023 quarter and, to date, $52 million in the current September 2023 quarter), with the ability potentially to upsize such programs based on significant balance sheet capacity.

On July 19, 2021, we closed a $150 million listed 5.35% perpetual preferred stock offering. Prospect used the net proceeds from the offering to maintain and enhance balance sheet liquidity, including repaying our credit facility and redeeming higher cost program notes.
In connection with our 5.50% and 6.50% perpetual preferred stock offering programs we have adopted and amended a Preferred Stock Dividend Reinvestment Plan, pursuant to which holders of the preferred stock will have dividends on their preferred stock automatically reinvested in additional shares of such preferred stock at a 5% discount to the stated value per share of $25.00, if they elect.
We currently have approximately $1.6 billion in preferred stock outstanding.

Prospect holds recently reaffirmed investment grade company ratings, all with a stable outlook, from Standard & Poor’s (BBB-), Moody’s (Baa3), Kroll (BBB-), Egan-Jones (BBB), and DBRS (BBB (low)). Maintaining our investment grade ratings with prudent asset, liability, and risk management is an important objective for Prospect.

DIVIDEND REINVESTMENT PLAN
We have adopted a dividend reinvestment plan (also known as our “DRIP”) that provides for reinvestment of our distributions on behalf of our shareholders, unless a shareholder elects to receive cash. On April 17, 2020, our board of directors approved amendments to the Company’s DRIP, effective May 21, 2020. These amendments principally provide for the number of newly-issued shares pursuant to the DRIP to be determined by dividing (i) the total dollar amount of the distribution payable by (ii) 95% of the closing market price per share of our stock on the valuation date of the distribution (providing a 5% discount to the market price of our common stock), a benefit to shareholders who participate.
HOW TO PARTICIPATE IN OUR DIVIDEND REINVESTMENT PLAN
Shares held with a broker or financial institution
Many shareholders have been automatically “opted out” of our DRIP by their brokers. Even if you have elected to automatically reinvest your PSEC stock with your broker, your broker may have “opted out” of our DRIP (which utilizes DTC’s dividend reinvestment service), and you may therefore not be receiving the 5% pricing discount. Shareholders interested in participating in our DRIP to receive the 5% discount should contact their brokers to make sure each such DRIP participation election has been made through DTC. In making such DRIP election, each shareholder should specify to one’s broker the desire to participate in the "Prospect Capital Corporation DRIP through DTC" that issues shares based on 95% of the market price (a 5% discount to the market price) and not the broker's own "synthetic DRIP” plan (if any) that offers no such discount. Each shareholder should not assume one’s broker will automatically place such shareholder in our DRIP through DTC. Each shareholder will need to make this election proactively with one’s broker or risk not receiving the 5% discount. Each shareholder may also consult with a representative of such shareholder’s broker to request that the number of shares the shareholder wishes to enroll in our DRIP be re-registered by the broker in the shareholder’s own name as record owner in order to participate directly in our DRIP.
Shares registered directly with our transfer agent
If a shareholder holds shares registered in the shareholder’s own name with our transfer agent (less than 0.1% of our shareholders hold shares this way) and wants to make a change to how the shareholder receives dividends, please contact our plan administrator, American Stock Transfer and Trust Company LLC by calling (888) 888-0313 or by mailing American Stock Transfer and Trust Company LLC, 6201 15th Avenue, Brooklyn, New York 11219.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Wednesday August 30, 2023 at 11:00 a.m. Eastern Time. Dial 888-338-7333. For a replay prior to September 30, 2023 visit www.prospectstreet.com or call 877-344-7529 with passcode 2370806.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	June 30, 2023	June 30, 2022

Assets
Investments at fair value:
Control investments (amortized cost of $2,988,496 and $2,732,906, respectively)	$3,571,697	$3,438,317
Affiliate investments (amortized cost of $8,855 and $242,101, respectively)	10,397	393,264
Non-control/non-affiliate investments (amortized cost of $4,803,245 and $4,221,824, respectively)	4,142,837	3,770,929
Total investments at fair value (amortized cost of $7,800,596 and $7,196,831, respectively)	7,724,931	7,602,510
Cash and Cash Equivalents (restricted cash of $5,074 and $4,197, respectively)	95,646	35,364
Receivables for:
Interest, net	22,701	12,925
Other	1,051	745
Deferred financing costs on Revolving Credit Facility	15,569	10,801
Due from broker	617	—
Prepaid expenses	1,149	1,078
Due from Affiliate	2	—
Total Assets	7,861,666	7,663,423
Liabilities
Revolving Credit Facility	1,014,703	839,464
Public Notes (less unamortized discount and debt issuance costs of $17,103 and $22,281, respectively)	1,064,137	1,343,178
Prospect Capital InterNotes® (less unamortized debt issuance costs of $6,688 and $7,122, respectively)	351,417	340,442
Convertible Notes (less unamortized discount and debt issuance costs of $1,577 and $2,477, respectively)	154,591	214,192
Due to Prospect Capital Management	61,651	58,100
Dividends payable	31,033	23,657
Interest payable	22,684	26,669
Accrued expenses	4,926	3,309
Due to broker	94	—
Due to Prospect Administration	4,066	2,281
Due to Affiliate	161	—
Other liabilities	1,524	932
Total Liabilities	2,710,987	2,852,224
Commitments and Contingencies
Preferred Stock, par value $0.001 per share (447,900,000 and 227,900,000 shares of preferred stock authorized, with 72,000,000 and 60,000,000 as Series A1, 72,000,000 and 60,000,000 as Series M1, 72,000,000 and 60,000,000 as Series M2, 20,000,000 as Series AA1, 20,000,000 as Series MM1, 1,000,000 as Series A2, 6,900,000 as Series A, 72,000,000 and 0 as Series A3, 72,000,000 and 0 as Series M3, 20,000,000 and 0 as Series AA2, and 20,000,000 and 0 as Series MM2, each as of June 30, 2023 and June 30, 2022; 30,965,138 and 20,794,645 Series A1 shares issued and outstanding; 3,681,591 and 2,626,238 Series M1 shares issued and outstanding; 0 and 0 Series M2 shares issued and outstanding; 0 and 0 Series AA1 shares issued and outstanding; 0 and 0 Series MM1 shares issued and outstanding; 164,000 and 187,000 Series A2 shares issued and outstanding; 5,962,654 and 6,000,000 Series A shares issued and outstanding; 18,829,837 and 0 Series A3 shares issued and outstanding; 2,498,788 and 0 Series M3 shares issued and outstanding; 0 Series AA2 shares issued and outstanding; and 0 Series MM2 shares issued and outstanding as of June 30, 2023 and June 30, 2022) at carrying value plus cumulative accrued and unpaid dividends	1,418,014	692,076
Net Assets Applicable to Common Shares	$3,732,665	$4,119,123
Components of Net Assets Applicable to Common Shares and Net Assets, respectively
Common stock, par value $0.001 per share (1,552,100,000 and 1,772,100,000 common shares authorized; 404,033,549 and 393,164,437 issued and outstanding, respectively)	404	393
Paid-in capital in excess of par	4,123,586	4,050,370
Total distributable (loss) earnings	(391,325)	68,360
Net Assets Applicable to Common Shares	$3,732,665	$4,119,123
Net Asset Value Per Common Share	$9.24	$10.48

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
Investment Income
Interest income:
Control investments	$69,395	$59,458	$256,974	$225,494
Affiliate investments	—	6,852	15,034	30,349
Non-control/non-affiliate investments	106,810	68,648	394,545	251,346
Structured credit securities	21,250	18,794	94,232	77,496
Total interest income	197,455	153,752	760,785	584,685
Dividend income:
Control investments	50	2,515	3,207	14,649
Affiliate investments	—	161	1,374	256
Non-control/non-affiliate investments	1,309	72	3,824	120
Total dividend income	1,359	2,748	8,405	15,025
Other income:
Control investments	14,761	24,476	65,224	79,782
Affiliate investments	—	71	133	4,032
Non-control/non-affiliate investments	7,928	3,576	17,666	27,380
Total other income	22,689	28,123	83,023	111,194
Total Investment Income	221,503	184,623	852,213	710,904
Operating Expenses
Base management fee	38,908	37,898	155,084	140,370
Income incentive fee	22,743	20,195	87,435	79,491
Interest and credit facility expenses	39,034	30,464	148,204	117,416
Allocation of overhead from Prospect Administration	4,088	2,906	20,578	13,797
Audit, compliance and tax related fees	842	1,167	4,874	3,107
Directors’ fees	132	131	525	491
Other general and administrative expenses	2,977	1,893	14,584	12,332
Total Operating Expenses	108,724	94,654	431,284	367,004
Net Investment Income	112,779	89,969	420,929	343,900
Net Realized and Net Change in Unrealized (Losses) Gains from Investments
Net realized (losses) gains
Control investments	—	(1,346)	(2,512)	3,958
Affiliate investments	—	—	16,143	—
Non-control/non-affiliate investments	(1,954)	244	(54,677)	(17,142)
Net realized (losses) gains	(1,954)	(1,102)	(41,046)	(13,184)
Net change in unrealized (losses) gains
Control investments	(12,301)	(84,432)	(122,210)	268,126
Affiliate investments	2,594	(28,645)	(86,440)	(2,629)
Non-control/non-affiliate investments	(93,541)	(23,238)	(272,694)	(3,472)
Net change in unrealized (losses) gains	(103,248)	(136,315)	(481,344)	262,025
Net Realized and Net Change in Unrealized (Losses) Gains from Investments	(105,202)	(137,417)	(522,390)	248,841
Net realized losses on extinguishment of debt	(42)	(8)	(180)	(10,157)
Net (Decrease) Increase in Net Assets Resulting from Operations	7,535	(47,456)	(101,641)	582,584
Preferred stock dividend	(21,806)	(9,187)	(71,153)	(25,935)
Gain on Repurchase of Preferred Stock	321	—	321	—
Net (Decrease) Increase in Net Assets Resulting from Operations applicable to Common Stockholders	$(13,950)	$(56,643)	$(172,473)	$556,649

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER COMMON SHARE
(in actual dollars)

	Three Months Ended June 30,				Year Ended June 30,
	2023		2022		2023		2022
Per Share Data
Net asset value per common share at beginning of period	$9.48		$10.81		$10.48		$9.81
Net investment income(1)	0.28		0.23		1.06		0.88
Net realized and change in unrealized gains (losses)(1)	(0.26)		(0.35)		(1.31)		0.61
Net increase (decrease) from operations	0.02		(0.12)		(0.25)		1.49
Distributions of net investment income to preferred stockholders	(0.03)	(3)	(0.02)		(0.17)	(3)	(0.06)
Distributions of capital gains to preferred stockholders	(0.02)	(3)	—		—		—
Net increase (decrease) from operations applicable to common stockholders(4)	(0.03)		(0.14)		(0.43)	(5)	1.43
Distributions of net investment income to common stockholders	(0.18)	(3)	(0.18)		(0.70)	(3)	(0.71)
Distributions of capital gains to common stockholders	—	(3)	—		(0.02)	(3)	—
Return of Capital to common stockholders	—	(3)	—		—	(3)	(0.01)
Common stock transactions(2)	(0.03)		(0.02)		(0.10)		(0.05)
Offering costs from issuance of preferred stock	—		—		—		(0.03)
Reclassification of preferred stock issuance costs	—		—		—		0.03
Net asset value per common share at end of period	$9.24		$10.48	(5)	$9.24	(5)	$10.48	(5)

(1)Per share data amount is based on the basic weighted average number of common shares outstanding for the year/period presented (except for dividends to stockholders which is based on actual rate per share). Realized gains (losses) is inclusive of net realized losses (gains) on investments, realized losses from extinguishment of debt and realized gains from the repurchase of preferred stock.

(2)Common stock transactions include the effect of our issuance of common stock in public offerings (net of underwriting and offering costs), shares issued in connection with our common stock dividend reinvestment plan, common shares issued to acquire investments and common shares repurchased below net asset value pursuant to our Repurchase Program, and common shares issued pursuant to the Holder Optional Conversion of our 5.50% and 6.50% Preferred Stock.

(3)Tax character of distributions is not yet finalized for the respective fiscal period.

(4)Diluted net decrease from operations applicable to common stockholders was $0.03 for the three months ended June 30, 2023. Diluted net decrease from operations applicable to common stockholders was $0.14 for the three months ended June 30, 2022. Diluted net decrease from operations applicable to common stockholders was $0.43 for the twelve months ended June 30, 2023. Diluted net increase from operations applicable to common stockholders was $1.34 for the twelve months ended June 30, 2022.

(5)Does not foot due to rounding.
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MIDDLE-MARKET LOAN PORTFOLIO COMPANY WEIGHTED AVERAGE EBITDA AND NET LEVERAGE

Middle-Market Loan Portfolio Company Weighted Average Net Leverage (“Middle-Market Portfolio Net Leverage”) and Middle-Market Loan Portfolio Company Weighted Average EBITDA (“Middle-Market Portfolio EBITDA”) provide clarity into the underlying capital structure of PSEC’s middle-market loan portfolio investments and the likelihood that such portfolio will make interest payments and repay principal.
Middle-Market Portfolio Net Leverage reflects the net leverage of each of PSEC’s middle-market loan portfolio company debt investments, weighted based on the current fair market value of such debt investments. The net leverage for each middle-market loan portfolio company is calculated based on PSEC’s investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to PSEC’s position within the capital structure because PSEC’s exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, subordinated structured notes, rated secured structured notes, real estate investments, investments for which EBITDA is not available, and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to PSEC. Middle-Market Portfolio Net Leverage provides PSEC with some guidance as to PSEC’s exposure to the interest payment and principal repayment risk of PSEC’s middle-market loan portfolio. PSEC monitors its Middle-Market Portfolio Net Leverage on a quarterly basis.
Middle-Market Portfolio EBITDA is used by PSEC to supplement Middle-Market Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Middle-Market Portfolio EBITDA is calculated using the EBITDA of each of PSEC’s middle-market loan portfolio companies, weighted based on the current fair market value of the related investments. The calculation provides PSEC with insight into profitability and scale of the portfolio companies within PSEC's middle-market loan portfolio.
These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments, and other nonrecurring transaction expenses.
Together, Middle-Market Portfolio Net Leverage and Middle-Market Portfolio EBITDA assist PSEC in assessing the likelihood that PSEC will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of PSEC’s underlying portfolio company debt investments, but to supplement such analysis.

PRIMARY ORIGINATION STRATEGIES

Lending to Companies - We make directly-originated, agented loans to companies, including companies which are controlled by private equity sponsors and companies that are not controlled by private equity sponsors (such as companies that are controlled by the management team, the founder, a family or public shareholders). This debt can take the form of first lien, second lien, unitranche or unsecured loans. These loans typically have equity subordinate to our loan position. We may also purchase selected equity co-investments in such companies. In addition to directly-originated, agented loans, we also invest in senior and secured loans, syndicated loans and high yield bonds that have been sold to a club or syndicate of buyers, both in the primary and secondary markets. These investments are often purchased with a long term, buy-and-hold outlook, and we often look to provide significant input to the transaction by providing anchoring orders.
Lending to Companies and Purchasing Controlling Equity Positions in Such Companies - This strategy involves purchasing senior and secured yield-producing debt and controlling equity positions in middle-market companies across various industries. We believe this strategy provides enhanced certainty of closing to sellers, and the opportunity for management to continue in their current roles. These investments are often structured in tax-efficient partnerships, enhancing returns.
Purchasing Controlling Equity Positions and Lending to Real Estate Companies - We purchase debt and controlling equity positions in tax-efficient real estate investment trusts (“REIT” or “REITs”). The real estate investments of National Property REIT Corp. (“NPRC”) are in various classes of developed and occupied real estate properties that generate current yields, including multi-family properties, student housing, and senior living. NPRC seeks to identify properties that have historically attractive occupancy rates and recurring cash flow generation. NPRC generally co-invests with established and experienced property management teams that manage such properties after acquisition.
Investing in Structured Credit - We make investments in structured credit, often taking a significant position in subordinated structured notes (equity) and rated secured structured notes (debt). The underlying portfolio of each structured credit investment is diversified across approximately 100 to 200 broadly syndicated loans and does not have direct exposure to real estate, mortgages, or consumer-based credit assets. The structured credit portfolios in which we invest are managed by established collateral management teams with many years of experience in the industry.

ABOUT PROSPECT CAPITAL CORPORATION

Prospect Capital Corporation (www.prospectstreet.com) is a business development company that focuses on lending to and investing in private businesses. Our investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.
We have elected to be treated as a business development company under the Investment Company Act of 1940 (“1940 Act”). We are required to comply with regulatory requirements under the 1940 Act as well as applicable NASDAQ, federal, and state rules and regulations. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made. We undertake no obligation to update any such statement now or in the future.
For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702